Exhibit 23.1

Consent of the Independent Registered Public Accounting Firm

The Board of Directors
Firstwave Technologies, Inc.
Atlanta, Georgia

We consent to incorporation by reference in the registration statements on Form S-8 (No.s 333-112625 and 333-131631) of Firstwave Technologies, Inc. of our report dated March 27, 2006, related to the audits of the consolidated financial statements of Firstwave Technologies, Inc. as of December 31, 2005 and 2004, and for each of the years in the three year period ended December 31, 2005, included herein.

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia
March 27, 2006